UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2011

SONOCO PRODUCTS COMPANY

Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420

1 N. Second St.

Hartsville, South Carolina 29550

Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On October 9, 2011, Sonoco Products Company signed a definitive agreement to acquire Tegrant Corporation, a privately-held leading provider of highly engineered protective, temperature-assured and retail security packaging solutions, in exchange for $550 million in cash. As is typical, final consideration will be subject to adjustment for the change in net working capital to the date of close. The transaction is expected to be primarily financed by debt, together with existing cash. The agreement has been unanimously approved by Sonoco’s board of directors.

Tegrant, headquartered in DeKalb, Illinois, operates three strategic business units. Protexic™ Brands, the largest business unit, is a manufacturer of molded expanded foam serving a number of industries, including high technology, consumer electronics, automotive, appliances and medical devices. Tegrant’s ThermoSafe® Brands unit is a leading provider of temperature-assured solutions, primarily used in packaging temperature-sensitive pharmaceuticals and food. Tegrant’s Alloyd Brands® business unit is a leading manufacturer and designer of high-visibility packaging, printed products and sealing equipment and tooling for retail and medical markets. Tegrant operates more than 30 manufacturing, design and testing facilities in the United States, Mexico and Ireland and employs more than 2,000 employees.

The acquisition of Tegrant is expected to be accretive to Sonoco’s 2012 earnings by approximately $.06 to $0.10 per diluted share, excluding any one-time costs, depending on the timing of synergies which are expected to reach approximately $11 million on an annualized basis. Tegrant is projected to generate 2011 sales of approximately $440 million. The transaction is scheduled to close no later than five business days after obtaining regulatory approval which the Company expects to receive by early to mid November. Tegrant’s President and CEO, Ron Leach, has agreed to join Sonoco to lead the Company’s newly expanded protective packaging operations.

Forward-looking Statements

Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding future sales, earnings, tax benefits, synergies and free cash flows.

These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict and, in many cases, are beyond the control or knowledge of management. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, http://www.sec.gov, the Company’s investor relations department and the Company’s website, http://www.sonoco.com.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

For additional information regarding the proposed transaction, please refer to the recording of the conference call held by officers of the Company on October 10, 2011, and the related slides which are available on the Investor Relations section of the Company’s website at http://www.sonoco.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: October 12, 2011	By: /s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer

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